Exhibit (10)(q)

DESCRIPTION OF RESTRICTED STOCK UNITS GRANTED TO ANDREW J. MCKENNA

In recognition of his responsibilities as non-executive Chairman and upon the recommendation of the Governance Committee of the Board of Directors (“Board”) of McDonald’s Corporation (the “Company”), a Special Committee of the Board awarded Andrew J. McKenna a grant of 14,388 restricted stock units (“RSUs”) on June 9, 2009, pursuant to authority delegated by the Board. Each RSU represents the right to receive, on the settlement date, one share of the Company’s common stock or, at the Company’s discretion, cash equal to the fair market value thereof. The RSUs will be settled on the later of (i) one year from the date of grant or (ii) Mr. McKenna’s retirement from the Board. The RSUs will immediately be settled upon Mr. McKenna’s death or if his service on the Board terminates because he becomes disabled.

Mr. McKenna also received previous grants of RSUs, on the same terms as described herein, as follows: 14,222 RSUs in 2008, 17,000 RSUs in 2007, 15,000 RSUs in 2006 and 10,000 RSUs in 2005. The prior grants are disclosed in Exhibit 10(q) to Forms 10-Q filed with the Securities and Exchange Commission on August 6, 2008 and August 6, 2007, respectively, and on Forms 8-K filed with the Securities and Exchange Commission on May 31, 2006 and May 16, 2005, respectively.